UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d)
of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 27, 2017

ALL SOFT GELS INC.
(Exact name of registrant as specified in its charter)

Nevada	333-209325	81-0876714
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

24 Turnberry Dr. Williamsville NY 14221
(Address of Principal Executive Offices) (Zip Code)

Registrant’s telephone number, including area code: (718) 902-7450

3904 West 3930 South
Salt Lake City, Utah 84128
(801)707-9026
(Former Name or Former Address, if Changed Since Last Report):

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).
Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☒

Item 5.01	Changes in Control of Registrant.

On and as of November 27, 2017 (the “Closing Date”), Gene Nelson, the holder (the “Selling Stockholder”) of 6,000,000 shares of common stock of All Soft Gels Inc. (the “Registrant”), representing 60% of the issued and outstanding common stock of the Registrant (the “Shares”), entered into and performed a securities purchase agreement (the “SPA”) pursuant to which the Selling Stockholder sold all of the Shares to Amer Samad. Pursuant to the SPA, the Selling Stockholder sold the Shares to Mr. Samad for aggregate consideration of $420,000.

On and as of November 30, 2017, Mr. Samad purchased in a private transaction an aggregate of 495,000 shares of common stock of the Registrant, from non-affiliates of the Registrant, at a price per share of $0.001252.
As a result of the foregoing, Mr. Samad beneficially holds 64.95% of the issued and outstanding shares of common stock of the Registrant. The shares acquired by Mr. Samad remained in the respective names of the sellers pursuant to the stock transfer records of the Registrant, and are expected to be transferred in name to Mr. Samad in July 2018.
The Registrant intends to identify an operating company to approach regarding the possibility of an acquisition or merger; however, as of the Closing Date, the Registrant did not have any definitive plans, arrangements or understandings with any representatives of any owners of any operating business or company regarding such possibility.
Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Directors; Compensatory Arrangements of Certain Officers.

In accordance with the SPA, effective at the Closing Date:  (a) Gene Nelson resigned as the Registrant’s Chief Executive Officer, President, Chief Financial Officer and Secretary; and (b) Mr. Samad was appointed to serve as the Registrant’s Chief Executive Officer, President, Treasurer and a director.  Mr. Samad will not receive any compensation for his service as the Registrant’s Chief Executive Officer, President and director.  Mr. Samad’s appointment to serve as the Registrant’s Chief Executive Officer, President and director is directly related to the SPA. Except as otherwise set forth in this Form 8-K, there are no related party transactions between the Registrant and Mr. Samad that would require disclosure under Item 404(a) of Regulation S-K promulgated under the Securities Exchange Act of 1934, as amended.

Mr. Samad, age 34, completed his undergraduate degree at the State University of New York at Buffalo with concentrations in Financial Analysis and Marketing. He later studied Real Estate Development and Real Estate Finance at the Massachusetts Institute of Technology and went on to found in November 2007, Samad Holdings & Construction Corp., a real estate development company based in Buffalo, New York that specializes in medical office and multi-family development in the United States and Canada. Mr. Samad was the sole executive officer and a director of Original Source Entertainment, Inc. (now known as Neuroone Medical Technologies Corporation (OTCQB:NMTC)), from March 2014 through July 2017, where he gained skills and experience relating to running public companies with no or nominal operations. His qualifications to serve on the Board of Directors of the Registrant include these skills and experience. Mr. Samad earned a Masters in Business Administration degree from Columbia Business School in 2014.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

ALL SOFT GELS INC.

By:	/s/ Amer Samad
Name:	Amer Samad
Title:	Chief Executive Officer and President

Date: July 5, 2018